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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2000 relating to the consolidated financial statements, which appear in the 1999 Annual Report to Stockholders of Legato Systems, Inc., which is incorporated by reference in Legato Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated May 12, 2000 relating to the financial statement schedules, which appear in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Jose, California
February 26, 2001